Exhibit 99.1

PRESS RELEASE

Total System Services, Inc. One TSYS Way Post Office Box 2567 Columbus GA 31902-2567	+1.706.649.2307 +1.706.649.5740 www.tsys.com
For immediate release:
Contacts:
Shawn Roberts
TSYS Investor Relations
+1.706.644.6081
shawnroberts@tsys.com
TSYS Addresses Merchant Processing Client
Columbus, Ga., June 30, 2009 — TSYS (NYSE: TSS) addressed today developments regarding its merchant processing relationship with Bank of America Corporation. Bank of America has indicated to TSYS that it is in the process of formulating its plans with respect to changes in its merchant processing relationship with TSYS but has not yet communicated to TSYS the timing or extent of the deconversion from TSYS’ systems. TSYS provides a number of additional services to Bank of America, including commercial card processing, small business card processing and card production services.
     On June 29, 2009, Bank of America announced that it and other parties are forming a new joint venture that will provide merchant processing services. TSYS provides accounting, settlement, authorization and other services to Bank of America pursuant to a contract that will expire in April 2010, which services accounted for approximately 4% of TSYS’ total revenues for 2008 and approximately 4.6% of TSYS’ total revenues for the first quarter of 2009. Approximately 29% and 31% of the total revenues derived from providing merchant processing services to Bank of America are attributable to reimbursable items for 2008 and the first quarter of 2009, respectively.
     TSYS will operate under the current contract until Bank of America informs TSYS of the changes to the merchant processing relationships. TSYS expects that the merchant processing business associated with Bank of America will contribute approximately $0.02 per share to TSYS’ projected earnings per share in 2009. The potential loss of Bank of America as a merchant processing client is not expected to have a material adverse effect on TSYS’ financial position, results of operations or cash flows.
     About TSYS
     TSYS (NYSE: TSS) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit, debt management, healthcare, loyalty and prepaid services for financial institutions and retail companies in the Americas, EMEA and Asia-Pacific regions. For more information contact news@tsys.com or log on to www.tsys.com. TSYS routinely posts all important information on its website.
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2009

PRESS RELEASE
TSYS Addresses Merchant Processing Client/p. 2
     About TSYS Acquiring Solutions
     TSYS Acquiring Solutions is the pre-eminent supplier of acquiring solutions, related systems and integrated support services to the acquiring industry and its customers. TSYS Acquiring Solutions delivers comprehensive solutions and support that securely and reliably process billions of credit and debit transactions every year. From authorization and capture services to the clearing and settling of merchant transactions, critical customer support functions and information management services, TSYS Acquiring Solutions helps acquirers effectively manage and grow their merchant portfolios. TSYS Acquiring Solutions is a wholly owned TSYS® (NYSE: TSS) subsidiary. Additional information about TSYS Acquiring Solutions can be found at www.tsysacquiring.com, or by calling our sales hotline at 480.333.7799 or e-mailing acq-sales@tsys.com.
     This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the expected deconversion of Bank of America’s merchant processing business, the expected contribution of Bank of America’s merchant processing business to TSYS’ projected earnings per share for 2009 and TSYS’ expectation that the loss of Bank of America’s merchant processing business will not have a material adverse effect on TSYS. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.
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2009